UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2026

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2026, Amerant Bancorp Inc. (the “Company”) and its main subsidiary, Amerant Bank, N.A. (the “Bank”), entered into an employment agreement with Carlos Iafigliola, President and Chief Executive Officer of the Company and the Bank (the “Employment Agreement”), effective as of September 4, 2026 (the “Effective Date”). Mr. Iafigliola has served as President and Chief Executive Officer of the Company and the Bank since May 18, 2026 and will continue to serve in such capacities and, subject to required elections, as a director of each of the Company and the Bank.

The Employment Agreement provides that Mr. Iafigliola will be employed by the Company and the Bank for an initial term beginning on the Effective Date and ending on the third anniversary of the Effective Date. Unless the Employment Agreement is sooner terminated or not renewed, it will automatically extend, upon the same terms and conditions, at the end of its initial term for successive one-year periods. The Company, the Bank or Mr. Iafigliola may elect not to renew the Employment Agreement by providing at least 60 days’ prior written notice. The Employment Agreement may be terminated: (i) upon non-renewal by the Company or by Mr. Iafigliola (ii) by the Company with or without Cause (as defined in the Employment Agreement), (iii) by Mr. Iafigliola with or without Good Reason (as defined in the Employment Agreement), or (iv) as a result of Mr. Iafigliola’s death or Disability (as defined in the Employment Agreement). If a Change in Control (as defined in the Employment Agreement) occurs on or after September 4, 2027, the term of the Employment Agreement will, subject to its terms, automatically extend to the first September 4 following the second anniversary of the Change in Control.

Under the Employment Agreement, Mr. Iafigliola is entitled to receive the following compensation and benefits:

•an annual base salary of $875,000 (the “Base Salary”). The Base Salary will be reviewed at least annually by the Compensation and Human Capital Committee of the Board of Directors (the “Compensation Committee”) of the Company and may be increased or decreased; provided that any decrease may be made only by the same percentage and for the same duration as decreases applicable to the Company’s or the Bank’s other executive employees;

•eligibility to receive a discretionary annual performance-based cash bonus under the applicable annual cash variable incentive bonus program. Mr. Iafigliola’s target annual bonus opportunity will be equal to at least 90% of his Base Salary, and his maximum annual bonus opportunity will be equal to at least 135% of his Base Salary;

•eligibility to receive equity-based awards commensurate with his position and responsibilities with the Company and the Bank, as determined by the Compensation Committee in accordance with the Company’s equity incentive plan in effect from time to time;

•a $1,000 monthly car stipend;

•an annual country club, or similar, stipend of $20,000;

•coverage under the Company’s split dollar insurance plan, or another insurance plan, providing a minimum death benefit of $2 million for the benefit of Mr. Iafigliola’s designated beneficiaries;

•participation in employee benefit plans (excluding, except as provided in the Employment Agreement, any severance pay program or policy of the Bank or the Company) made available to similarly situated executives, subject to the terms of those plans; and

•customary indemnification rights to the fullest extent permitted by applicable law and eligibility for coverage under the Company's directors' and officers' liability insurance programs on terms generally applicable to the Company's executive officers.

The Employment Agreement also provides for severance benefits in the event that Mr. Iafigliola’s employment is terminated: (i) by the Company without Cause or by the Mr. Iafigliola for Good Reason prior to a Change in Control (as defined in the Employment Agreement) or (ii) by the Company without Cause (other than on account of the executive’s death or Disability) or by Mr. Iafigliola for Good Reason within 24 months following a Change in Control, in each case, subject to Mr. Iafigliola’s timely execution and non-revocation of a release of claims and compliance with the applicable terms of the Employment Agreement.

In the event of such a qualifying termination prior to a Change in Control, Mr. Iafigliola will be entitled to receive the following compensation and benefits:

•a severance payment equal to two times the sum of (i) his Base Salary and (ii) if at least three years have elapsed since the Effective Date, the average of the annual bonuses earned for the three full years preceding the year in which the termination occurs or, if fewer than three years have elapsed, the greater of (A) the average of the annual bonuses earned for all full years since the Effective Date preceding the year of termination or (B) if fewer than one year has elapsed since the Effective Date, his target annual bonus for the year in which the termination occurs. The severance payment will be paid in 24 consecutive monthly installments, subject to the terms of the Employment Agreement;

•payment of the cost of COBRA continuation coverage for Mr. Iafigliola and his eligible spouse and dependents for up to 18 months following the termination date or, if such coverage cannot be provided without violating applicable law or resulting in specified adverse consequences, an equivalent monthly cash payment;

•payment of up to $25,000 for outplacement services incurred during the 12-month period following the termination date; and

•treatment of outstanding equity awards in accordance with the applicable equity award agreements.

If Mr. Iafigliola experiences a qualifying termination within 24 months following a Change in Control, he will be entitled, subject to the release requirement and the other terms of the Employment Agreement, to receive a lump-sum cash payment equal to 2.99 times the sum of (i) his Base Salary and (ii) the applicable average or target annual bonus determined in substantially the same manner described above. In addition, the Company or the Bank will provide group medical coverage for Mr. Iafigliola and his eligible spouse and dependents for up to 24 months following the termination date or, if such coverage is unavailable or would result in specified adverse legal or tax consequences, an equivalent monthly cash payment. Mr. Iafigliola will also be entitled to reimbursement of up to $25,000 for outplacement services incurred during the 12-month period following the termination date, and his outstanding equity awards will be treated in accordance with the applicable equity award agreements. The payment of certain severance benefits is subject to compliance with applicable banking laws and regulations, including regulations governing golden parachute payments.

In the event of a termination due to death or Disability (as defined in the Employment Agreement), subject to Mr. Iafigliola or his estate executing the release described above, Mr. Iafigliola or his estate will be entitled to receive: (i) any accrued but unpaid Base Salary and any accrued but unused vacation through the termination date; (ii) reimbursement for unreimbursed business expenses properly incurred by Mr. Iafigliola prior to the termination of employment; (iii) such employee benefits, if any, as to which Mr. Iafigliola may be eligible under the Bank’s employee benefit plans as of the termination of employment (collectively the “Accrued Amounts”); provided that, in no event shall Mr. Iafigliola be eligible to receive any payments in the nature of severance or termination payments except as specifically provided in the Employment Agreement; and (iv) a lump sum cash payment equal to equal to the target Annual Bonus times the number of days in the year up to the Termination Date divided by 365. In addition, any outstanding equity will be treated in accordance with the terms of the applicable equity plan and award agreement.

The Employment Agreement also includes customary confidentiality, non-solicitation of customers and employees and non-competition provisions, as well as a provision relating to the ownership and return of Company and Bank documents and Company and Bank property. In addition, compensation payable under the Employment Agreement is subject to applicable clawback laws, regulations, stock exchange requirements and Company policies.

The foregoing is only a brief description of the material terms of the Employment Agreement, does not purport to be a complete description of the Employment Agreement, and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
10.1	Employment Agreement, dated September 4, 2026, between Amerant Bank, N.A, Amerant Bancorp Inc. and Carlos Iafigliola
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2026	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Executive Vice President, Associate General Counsel and Corporate Secretary